SINO GLOBAL

2009 Annual General Meeting

Investor Presentation

(NASDAQ: SINO)


May 2009



Outline

- Who we are
- Operating results and financial position
- What has happened since our IPO
  - Revaluation of RMB against USD
  - Negative impact from the financial crisis
- What we have done since our IPO
  - Agency business expansion in China and overseas
  - Seeking opportunities in other directions, such as logistic business and chartering activities
  - Budget and expense cuts
  - Stock repurchase
- What we are doing going forward



WHO WE ARE

- We are a shipping agency service provider
  - We are registered in the United States and operating primarily in China
  - We provide agency services to vessels coming into and going from China
  - We are dedicated to improving our quality services to all clients in China and around the world
- We are well positioned in the shipping agency market in China
  - Two state-owned shipping agencies serve the vast majority of the market, and more than 1,400 small agencies compete for the remainder of the market
  - We believe significant opportunities exist for us to improve our market share
- We are the only shipping agency in China that is listed on NASDAQ
  - We have access to one of the world's most sophisticated financial markets
  - We believe this increased visibility gives us opportunities to extend our business scope to other areas in the shipping and logistic industries



OPERATING RESULTS

	For the year ended June 30,		For nine months ended March 31,
	2007	2008	2009
	US$	US$	US$
Total Revenues	10,090,879	15,087,238	12,858,734
Costs of Revenues	7,509,669	12,371,691	11,053,105
Gross Profit	2,581,211	2,715,547	1,805,629
Gross Margin	0.26	0.18	0.14
G&A Expenses	1,165,332	2,348,894	3,048,188
Selling Expenses	153,797	190,648	337,977
Other Costs	1,163	1,890	66,132
Operating Income	1,260,918	174,115	(1,646,668)
Income before Non-Controlling Interests	1,144,752	157,779	(1,958,115)
Net Income	102,385	133,694	(1,430,618)
Earnings per Share	0.06	0.07	(0.48)

SINO GLOBAL



FINANCIAL POSITION

	As at March 31,		As at March 31,
	2007	2008	2009
	US$	US$	US$
Total Assets	3,752,561	12,387,814	11,654,108
Total Current Assets	3,285,343	11,227,099	10,521,007
Total Liabilities	1,788,748	2,425,373	3,832,830
Total Current Liabilities	1,788,748	2,386,389	3,819,346
Non-Controlling Interest	308,610	260,001	(268,782)
Net Assets	1,655,203	9,702,440	8,090,060
Cash and Cash Equivelants	526,091	9,603,250	7,338,680
Number of Common Shares	1,800,000	1,938,056	2,970,723
Cash per Share	0.29	4.96	2.47
Net Asset per Share	0.92	5.01	2.72
Current ratio	1.84	4.70	2.75
Debt to equity	1.08	0.25	0.47
Assets turnover	2.69	1.22	1.10

SINO GLOBAL



USE OF IPO PROCEEDS

Description of Use	Proposed Expenditure Amount	Actual Expenditure, as at			
		30-Jun-08	30-Sep-08	31-Dec-08	31-Mar-09
Organization of our company and creation of contractual arrangements among our company, Sino-China and Trans Pacific	100,000	28,562	57,134	103,526	103,526
Business expansion in 15 to 35 main ports in China	5,930,941	28,710	118,268	300,287	346,173
Sarbanes-Oxley compliance	500,000	-	-	-	-
Marketing of company across China, United States and internationally	244,621	34,754	86,344	176,939	218,534
Develop information exchange system	400,000	-	-	31,720	42,105
Train staff	163,081	-	-	-	-
Fixed asset purchase	407,702		144,800	328,518	336,007
Miscellaneous expenses	407,702	-	8,734	103,234	233,845
Stock repurchase	-	-	-	158,624	189,966
Total	**8,154,047**	**92,026**	**415,280**	**1,202,848**	**1,470,157**

SINO GLOBAL



REVELUATION OF RMB vs. USD

- The significance of exchange rate to our business
  - We receive sales revenues from our clients in USD and pay our costs, e.g., port charges, in Chinese RMB
  - The average exchange rate of RMB against USD increased from US$1:RMB7.5520 in July 2007 to US$1:RMB6.8983 in June 2008, representing 8.64% USD devaluation
  - Our gross margin decreased from 25.58% in 2007 fiscal year to 18.00% in 2008 fiscal year
- Exchange risk control
  - We have not used a derivative to hedge an exchange rate, because of transaction cost consideration
  - We seek to mitigate exchange rate risks by balancing our cash asset exposure in different currencies
  - The exchange rate of RMB to USD has been relatively stable in the last 11 months


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SINO GLOBAL



IMPACT OF FINANCIAL CRISIS ON THE INDUSTRY

- Shipping industries have suffered during the crisis:
  - Significant down trend of Baltic Dry Index (BDI) which dropped about 90% from July to October 2008, with no clear recovery timeline
  - Chinese steel makers cut their production, resulting in the reduction of imported iron ore from overseas and exported steel products overseas
- We applied a conservative approach facing the world wide financial crisis:
  - Slow down business expansion of our agency services to more local ports and overseas ports with due care
  - Maintain higher level cash position
  - Implement a stock repurchase program to enhance long-term shareholder value
  - Cut budget to control general and administrative expenses



InvestmentTools.com
11,440
10,010
7,150
4,290
1,430
Jan 1 2008
Apr 1 2008
Jul 1 2008
Oct 1 2008
Jan 1 2009
Apr 1 2009

SINO GLOBAL

EXPANSION OF SERVICE NETWORK


Operational Headquarters
Port Branches
Beijing
Yingkou
Qinhuangdao
Yantai
Tianjin
Qingdao
Zhoushan
Ningbo
Fangchenggang
Hong Kong

- Three new offices in Chinese ports: Yantai, Yingkou and Zhoushan
- New subsidiaries in Perth, Australia and Hong Kong, with the purpose of serving existing and attracting new clients by providing streamlined services in China and abroad
- Continue business expansion projects with careful due diligence

SINO GLOBAL



BUDGET CUT

- General and administrative expenses
  - Moving Beijing HQ to a smaller office; 33% reduction in annualized office rent expense
  - Reduction of staff from 75 as of September 2008 to 52 as of February 2009, resulting in an expected 27% reduction in annualized personnel expenses
  - Review employment contracts and reduce executive compensation
  - Centralize control and approval procedures for G&A expenses
- Expense in marketing and business expansion
  - Board approval for all large non-operating spending, including fixed asset purchases
  - Top management approval for marketing and business proposals
- Revenues and costs
  - Aging analysis for all accounts receivable and payable
  - Speed up cash collections and cost payments, improving efficiency and reducing financial risks

STOCK REPURCHASE PROGRAM

- We believe our company's share price is undervalued in the market
- We have begun repurchasing shares to enhance long-term shareholder value by reducing the number of outstanding shares in the market
- Implementation of the program
  - We started to buy back SINO shares in October 2008 with board approval
  - As of March 31, 2009, we had repurchased 69,400 SINO shares at an average price of $2.74, including trading expenses
  - As of the annual shareholder meeting, SINO shares traded at over $3.00 per share
  - We will continue to repurchase SINO shares in open market or a private placement as planned

Going Forward

- Maintain healthy financial position and improve operating results
  - Continue to maintain a high cash level and decrease financial and operational leverage
  - Continuous effort in top-line growth and bottom-line improvement
- Consistent effort in business expansion and promotion
  - Identify opportunities in new value-added activities in shipping agency services
  - Expand service network to local and overseas ports with identified clients
  - Seek opportunities to enter chartering and forwarding business
- Review business model to improve efficiency and effectiveness
  - Review operating procedures for cost saving
  - Implementation of a new information system, SAP Business-One
  - Review the company structure and allocate resource more effectively
- SOX404 compliance
  - Engaged Protiviti to provide SOX404 consulting services
  - Complete management assessment for the year ended June 30, 2009
  - Full compliance for fiscal year 2010



Contact Information

For more information on Sino-Global, please contact:

Ms. Apple Liang
Sino-Global, Beijing
Tel: +86 (10) 6439 1888
Email: ir@sino-global.net

Ms. Flora Tian
Ogilvy Financial, Beijing
Tel: +86 10 8520 6524
Email: Flora.Tian@ogilvy.com

SINO GLOBAL